POWER OF ATTORNEY

Each person (as such term is defined in the Securities Act of 1933, as amended) whose signature appears below hereby constitutes and appoints Robert E. Killen and Kevin M. Ryan and each of them, with full power to act without the other, as the true and lawful attorney-in-fact and agent, with full and several power of substitution, of such undersigned person with authority to take any appropriate action to execute in the name of and on behalf of such undersigned person, and to file with the U.S. Securities and Exchange Commission (the "Commission"), any and all amendments (including without limitation post-effective amendments) to a registration statement, any and all applications for exemptive relief from state or federal regulations, and any and all amendments thereto, or any other forms of documents, including without limitation, any registration statement on Form N-14, and any and all amendments thereto, and to perform any and all such acts as such attorney-in-fact may deem necessary or advisable to enable The Berwyn Funds, which is registered with the Commission (the "Registrant"), to comply with the applicable laws of the United States, any individual state or similar jurisdiction of the United States, and in connection therewith to execute and file all requisite papers and documents, including but not limited to, applications, reports, notices, surety bonds, irrevocable consents and appointments of attorneys for service of process; granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done in connection therewith, as fully as the Registrant and undersigned person might or could do herself, himself or itself or in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Each of the undersigned persons has executed this Power of Attorney in the capacity and on the date indicated opposite the name of the undersigned person.

NAME                               TITLE                    DATE
/s/ Edward A. Killen, II           Trustee and Executive    February 4,
Edward A. Killen, II               Vice President           1999


/s/ Anthony N. Carrelli            Trustee                  February 4,
Anthony N. Carrelli                                         1999


/s/ Denis P. Conlon                Trustee                  February 4,
Denis P.  Conlon                                            1999


/s/ Deborah D. Dorsi               Trustee                  February 4,
Deborah D. Dorsi                                            1999

The Berwyn Funds
By   /s/ Robert E. Killen
      Robert E. Killen             President                February 4,
                                                            1999